Exhibit 10.2

GRIDSUM HOLDING INC.

2016 EQUITY INCENTIVE PLAN

1.                                      PURPOSE.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards.  Capitalized terms not defined elsewhere in the text are defined in Section 27.

2.                                      SHARES SUBJECT TO THE PLAN.

2.1.                            Number of Shares Available.  Subject to Sections 2.7 and 21 and any other applicable provisions hereof, the maximum aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is (a) 2,500,000 Shares, plus (b) shares that are subject to share options or other awards granted under the Company’s 2014 Stock Option Plan (the “Prior Plan”) that cease to be subject to such share options or other awards by forfeiture or otherwise after the Effective Date, (c) shares issued under the Prior Plan that are repurchased by the Company and (d) unissued shares that are subject to share options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any Award.

2.2.                            Lapsed, Returned Awards.  Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares:  (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program.  To the extent an Award under the Plan is paid out in cash or other property rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Unissued Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.  For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3.                            Minimum Share Reserve.  At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4.                            Automatic Share Reserve Increase.  The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of the calendar years 2017 through 2026, by the lesser of (a) two and one-half percent (2.5%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

2.5.                            Limitations.  No more than 5,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.6.                            Application to ADS.  For purposes of calculating the number of Shares issued under this Plan (and for purposes of calculating any other Share limit set forth herein), the issuance of an ADS shall be deemed to equal one Share, provided, however, that if the number of Shares represented by an ADS is other than on a one-to-one basis, the number of Shares issued under this Plan (and any other Share limit set forth herein) shall be adjusted to reflect such issuance of ADS.

2.7.                            Adjustment of Shares.  If the number of outstanding Shares is changed by a share dividend, recapitalization, share split, reverse share split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, and (d) the maximum number of Shares that may be issued pursuant to the exercise of ISOs set forth in Section 2.5, shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3.                                      ELIGIBILITY.  ISOs may be granted only to Employees.  All other Awards may be granted to Employees, Consultants and Directors; provided that such Consultants and Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.                                      ADMINISTRATION.

4.1.                            Committee Composition; Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee.  Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan.  The Committee will have the authority to:

(a)                                 construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)                                 prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)                                  select persons to receive Awards;

(d)                                 determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)                                  determine the number of Shares or other consideration subject to Awards;

(f)                                   determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)                                  determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary, Related Entity or Affiliate;

(h)                                 grant waivers of Plan or Award conditions;

(i)                                     determine the vesting, exercisability and payment of Awards;

(j)                                    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)                                 determine whether an Award has been earned;

(l)                                     determine the terms and conditions of any, and to institute any Exchange Program;

(m)                             reduce or waive any criteria with respect to Performance Factors;

(n)                                 adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships;

(o)                                 adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p)                                 make all other determinations necessary or advisable for the administration of this Plan;

(q)                                 delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by Applicable Law; and

(r)                                    exercise negative discretion on Performance Awards, reducing or eliminating the amount to be paid to Participants.

4.2.                            Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan.  Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.  The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to any Awards, and such resolution shall be final and binding on the Company and the Participant.

4.3.                            Documentation.  The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.4.                            Jurisdictions.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries in which the Company and its Subsidiaries, Related Entities and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to:  (a) determine which Subsidiaries, Related Entities and Affiliates shall be covered by the Plan; (b) determine which individuals are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals to comply with Applicable Laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable governing statute or law.

5.                                      OPTIONS.  An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable.  The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be incentive stock options within the meaning of the Code (“ISOs”) or Nonqualified Share options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1.                            Option Grant.  Each Option granted under this Plan will identify the Option as an ISO or an NSO.  An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2.                            Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date.  The Award

Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3.                            Exercise Period.  Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, further, that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any Parent or Subsidiary (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4.                            Exercise Price.  The Exercise Price per Share subject to an Option will be determined by the Committee when the Option is granted and set forth in the Award Agreement and may be a fixed or variable price related to the Fair Market Value of the Shares; provided that the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company. The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Committee, the determination of which shall be final, binding and conclusive. For the avoidance of doubt, to the extent not prohibited by Applicable Laws, a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Participants.

5.5.                            Method of Exercise.  Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.  An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.7 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6.                            Termination of Service.  If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a)                                 Death.  If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after the Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates, and must be exercised by the Participant’s legal representative or authorized assignee, no later than twelve (12) months after the date the Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b)                                 Disability.  If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date the Participant’s Service terminates, but in any event no later than the expiration date of the Options.

(c)                                  Cause.  If the Participant is terminated for Cause, then the Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in no event later than the expiration date of the Options.  Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.

5.7.                            Limitations on Exercise.  The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8.                            Limitations on ISOs.  ISOs may only be granted to employees of the Company or to employees of a “parent corporation” or a “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.  With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars (US$100,000), such Options will be treated as NSOs.  For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9.                            Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted.  Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.  Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value of the Shares on the date the action is taken to reduce the Exercise Price.

5.10.                     No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.                                      RESTRICTED SHARE AWARDS.  A Restricted Share Award is an offer by the Company to sell to an eligible Employee, Consultant or Director Shares that are subject to restrictions (“Restricted Share”).  The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Share Award, subject to the Plan.

6.1.                            Restricted Share Purchase Agreement.  All purchases under a Restricted Share Award will be evidenced by an Award Agreement.  Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Share Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant.  If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Share Award will terminate, unless the Committee determines otherwise.

6.2.                            Purchase Price.  The Purchase Price for a Restricted Share Award will be determined by the Committee and may be less than Fair Market Value of a Share on the date the Restricted Share Award is granted.  Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3.                            Terms of Restricted Share Awards.  Restricted Share Awards will be subject to such restrictions as the Committee may impose or are required by law.  These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement.  Prior to the grant of a Restricted Share Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Share Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Share Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4.                            Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7.                                      SHARE BONUS AWARDS.  A Share Bonus Award is an Award to an eligible Employee, Consultant or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary, Related Entity or Affiliate.  All Share Bonus Awards shall be made pursuant to an Award Agreement.  No payment from the Participant will be required for Shares awarded pursuant to a Share Bonus Award.

7.1.                            Terms of Share Bonus Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Share Bonus Award and any restrictions thereon.  These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Share Bonus Agreement.  Prior to the grant of any Share Bonus Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Share Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Share Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2.                            Form of Payment to Participant.  Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Share Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3.                            Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8.                                      SHARE APPRECIATION RIGHTS.  A Share Appreciation Right (“SAR”) is an Award to an eligible Employee, Consultant or Director that may be settled in cash or Shares (which may consist of Restricted Share), having a value equal to (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement).  All SARs shall be made pursuant to an Award Agreement.

8.1.                            Terms of SARs.  The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR.  The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value of a Share.  A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2.         Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR.  The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted.  The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.  Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3.         Form of Settlement.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.  The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code, to the extent a Participant is subject to Section 409A of the Code.

8.4.         Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9.             RESTRICTED SHARE UNITS.  A Restricted Share Unit (“RSU”) is an Award to an eligible Employee, Consultant or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Share).  All RSUs shall be made pursuant to an Award Agreement.

9.1.         Terms of RSUs.  The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years.  An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement.  If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU.  Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2.         Form and Timing of Settlement.  Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.  The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that, to the extent a Participant is subject to Section 409A of the Code, the terms of the RSU and any deferral shall satisfy the requirements of Section 409A of the Code.

9.3.         Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10.          PERFORMANCE AWARDS.  A Performance Award is an Award to an eligible Employee, Consultant or Director of an award of Performance Shares or Performance Units.  Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1.       Types of Performance Awards. Performance Awards shall include Performance Shares and Performance Units as set forth in Sections 10.1(a) and 10.1(b) below.

(a)           Performance Shares.  The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b)           Performance Units.  The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

10.2.       Terms of Performance Awards.  The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the number of Shares deemed subject to an award of Performance Shares; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each Performance Award.  In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares.  Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned.  Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3.       Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.          PAYMENT FOR SHARE PURCHASES.  Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)           by cancellation of indebtedness of the Company to the Participant;

(b)           by surrender of Shares by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)           by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;

(d)           by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)           by any combination of the foregoing; or

(f)            by any other method of payment as is permitted by Applicable Law.

For avoidance of doubt, cash or check payment by a Participant for Shares may include (i) cash or check denominated in U.S. Dollars, (ii) to the extent permissible under Applicable Laws, cash or check denominated in Chinese Renminbi, or (iii) cash or check denominated in any other local currency as approved by the Committee.  In the event the exercise price for an Award is paid in Renminbi or other foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. dollars at the official rate promulgated by the People’s Bank of China for Renminbi, or for any other foreign currency, the exchange rate as selected by the Committee on the date of exercise.

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price in any method that would violate Section 13(k) of the Exchange Act.

12.          SHARES DISTRIBUTED.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury shares (subject to Applicable Laws) or Shares purchased on the open market.  Additionally, in the discretion of the Committee, ADS representing the corresponding number of Shares that otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award.

13.          WITHHOLDING TAXES.

13.1.       Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, applicable Subsidiary or Related Entity or Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award.  Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant.  The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares shall be valued based on the value of the actual trade of Shares, the per-Share value of the actual trade of ADS, or, if neither of the foregoing are applicable, the Fair Market Value of the Shares as of the previous trading day.

13.2.       Share Withholding.  The Committee, or its delegate(s), as permitted by Applicable Law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash, ADS, or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned Shares or ADS having an aggregate Fair Market Value equal to the minimum amount required to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares or ADS acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company for the minimum amount required to be withheld.

14.          TRANSFERABILITY.

14.1.       Transfer Generally.  Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.  If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate.  All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all Awards except ISOs, by a Permitted Transferee.

14.2.       Award Transfer Program.  Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating in, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent, Subsidiary, Related Entity or Affiliate, (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

15.          PRIVILEGES OF SHARE OWNERSHIP; RESTRICTIONS ON SHARES.

15.1.       Voting and Dividends.  No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement (“Dividend Equivalent Rights”).  After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided that if such Shares are Restricted Shares, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a share dividend, share split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Shares; provided, further, that the Participant will have no right to retain such share dividends or share distributions with respect to Shares that are repurchased pursuant to Section 15.2.  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited.  Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2.       Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase any or all Unvested Shares (other than Unvested Shares that forfeit on termination of Service) held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date the Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price.

16.          CERTIFICATES.  All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such share transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or other securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.          ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with share powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.  The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.          REPRICING; EXCHANGE AND BUYOUT OF AWARDS.  Without prior shareholder approval, the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.          SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable U.S. federal and state securities and exchange control laws, all Applicable Laws of any other country or jurisdiction, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any Applicable Law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any applicable securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.          NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employment of, or to continue any other relationship with, the Company or any Parent, Subsidiary, Related Entity or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary, Related Entity or Affiliate to terminate Participant’s employment or other relationship at any time.

21.          CORPORATE TRANSACTIONS.

21.1.       Assumption or Replacement of Awards by Successor.  In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner.  Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a)           The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b)           The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such Option or Share Appreciation Right, or any Award that is subject to Section 409A of the Code by a Participant who is subject to Section 409A, will be adjusted appropriately pursuant to Section 424(a) of the Code.

(c)           The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such Option or Share Appreciation Right, or any Award that is subject to Section 409A of the Code by a Participant who is subject to Section 409A, will be adjusted appropriately pursuant to Section 424(a) of the Code).

(d)                                 The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

(e)                                  The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided, however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, to the extent applicable, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f)                                   The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2.                     Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such Award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing Option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not be credited toward the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

22.                               ADOPTION AND SHAREHOLDER APPROVAL.  This Plan shall be submitted for the approval of the Company’s shareholders, consistent with Applicable Laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.                               TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the Cayman Islands (excluding its conflict of law rules).

24.                               AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that to the extent necessary to comply with Applicable Laws, the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided, further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25.                               NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of share Awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.                               INSIDER TRADING POLICY.  Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company.

27.                               DEFINITIONS.  As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

27.1.                     “ADS” means an American depositary share representing Class B ordinary shares of the Company. The term shall refer to the singular or plural as appropriate in the context as used in this document.

27.2.                     “Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or Director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

27.3.                     “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the

Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any other country or jurisdiction where Awards are, or will be, granted under the Plan.

27.4.                     “Award” means any award under the Plan, including any Option, Restricted Share Award, Share Bonus Award, Share Appreciation Right, Restricted Share Unit or Performance Award.

27.5.                     “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

27.6.                     “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

27.7.                     “Board” means the board of Directors of the Company.

27.8.                     “Cause” means (a) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (b) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (c) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (d) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Parent, Subsidiary, Related Entity or Affiliate, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 27.8.

27.9.                     “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

27.10.              “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

27.11.              “Company” means Gridsum Holding Inc., or any successor company.

27.12.              “Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary, Related Entity or Affiliate to render bona fide services to such entity, provided that such rendered services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

27.13.              “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a), the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; provided, further, that the following acquisitions shall not constitute a Corporate Transaction:  (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, or (III) any acquisition pursuant to a merger or consolidation that would not otherwise constitute a Corporate Transaction by reason of the exception set forth in subclause (c) below; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company); or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that for purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

27.14.              “Director” means a member of the Board.

27.15.              “Disability” means, unless otherwise required by the Applicable Law or expressly set forth in the applicable employment agreement, Award Agreement or other applicable contract with the Participant, (a) in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code, or (b) in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

27.16.              “Effective Date” means the  day immediately prior to the date of the underwritten initial public offering of the ADS representing Shares pursuant to a registration statement under Applicable Laws.

27.17.              “Employee” means any person, including officers and Directors, employed by the Company or any Parent, Subsidiary, Related Entity or Affiliate. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

27.18.              “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

27.19.              “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof), or (b) the exercise price of an outstanding Award is increased or reduced.

27.20.              “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

27.21.              “Fair Market Value” means, as of any date, the value of a Share or ADS, as follows:

(a)                                 (i) If ADS representing Shares are listed on one or more established stock exchanges or traded on one or more automated quotation systems, the Fair Market Value of an ADS (or, as applicable, of a Share on a per-Share proportionate basis based on the value of the Fair Market Value of an ADS) shall be the closing sales price for such ADS as quoted on the principal exchange or system on the date of determination, as reported in Bloomberg or such other source as the Committee deems reliable, or (ii) if the date of determination is not a date  when ADS are publicly listed or traded on one or more established stock exchanges or an automated quotation system or otherwise quoted by a recognized securities dealer, the Fair Market Value shall be the closing sales price of an ADS (or, as applicable, of a Share on a per-Share proportionate basis based on the value of the Fair Market Value of an ADS), as quoted on the principal exchange or system on which the securities are listed or traded on the trading date immediately preceding the date of determination;

(b)                                 in the case of an Option or SAR grant made on the Effective Date, the Fair Market Value of a Share will be the price per ADS (or, as applicable, of a Share on a per-Share proportionate basis based on the value of the Fair Market Value of an ADS) that is initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s securities pursuant to a registration statement filed with the SEC under the Securities Act; or

(c)                                  if none of the foregoing is applicable, by the Board or the Committee in good faith.

27.22.              “IRS” means the United States Internal Revenue Service.

27.23.              “Option” means an award of an option to purchase Shares pursuant to Section 5.

27.24.              “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

27.25.              “Participant” means a person who holds an Award under this Plan.

27.26.              “Performance Award” means an award granted pursuant to Section 10 of the Plan.

27.27.              “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied.

(a)                                 Backlog, Bookings, or Billings, or Book-to-Bill Ratio

(b)                                 Sales, Revenue, Net Sales, or Net Revenue

(c)                                  Profit Before Tax;

(d)                                 Earnings (which may include earnings before interest, taxes, depreciation and/or amortization, or such measures adjusted for the impact of stock-based compensation expenses or other items removed from the Company’s net earnings or adjusted EBITDA or similar measures in its periodic announcements of financial results, and any per share equivalent of any such measure);

(e)                                  Operating income;

(f)                                   Operating profit or loss;

(g)                                  Gross profit or gross margin;

(h)                                 Any one or more operating expenses as a percentage of revenue or otherwise;

(i)                                     Net income or loss;

(j)                                    Earnings or loss per share;

(k)                                 Total stockholder return;

(l)                                     Market share;

(m)                             Return on assets or return on net assets;

(n)                                 Public trading price of the Company’s stock;

(o)                                 Change in stockholder value relative to a pre-determined index;

(p)                                 Return on equity or Return on invested capital;

(q)                                 Cash Flow (including free cash flow or operating cash flows)

(r)                                    Balance of cash, cash equivalents and marketable securities;

(s)                                   Cash conversion cycle;

(t)                                    Economic value added;

(u)                                 Individual business objectives, which may be confidential;

(v)                                 Contract awards;

(w)                               Expense reduction;

(x)                                 Credit rating;

(y)                                 Completion of specifically identified projects, joint venture or other corporate transaction;

(z)                                  Development and implementation of a strategic plan, diversity plan or succession plan;

(aa)                          Employee satisfaction;

(bb)                          Employee retention;

(cc)                            Customer satisfaction;

(dd)                          New product invention or innovation;

(ee)                            Attainment of research and development milestones;

(ff)                              Improvements in productivity;

(gg)                            Achievement of working-capital targets and changes in working capital; and

(hh)                          Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

27.28.              “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

27.29.              “Performance Share” means an Award granted pursuant to Section 10 of the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

27.30.              “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a designated amount of property other than Shares, the payment of which is contingent upon achieving certain performance goals established by the Committee.

27.31.              “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

27.32.              “Plan” means this Gridsum Holding Inc. 2016 Equity Incentive Plan.

27.33.              “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

27.34.              “Related Entity” means any person or entity (including any subsidiary thereof) in or of which the Company or a Subsidiary holds a substantial economic interest, or possesses the power to direct or cause the direction of the management policies, directly or indirectly, through the ownership of voting securities, by contract, or other arrangements as trustee, executor or otherwise, but which, for purposes of the Plan, is not a Subsidiary and which the Board designates as a Related Entity in a matter consistent with Applicable Law, including without limitation any Variable Interest Entity of the Company or any of its Subsidiaries.

27.35.              “Restricted Share Award” means an award of Shares pursuant to Section 6 of the Plan, or issued pursuant to the early exercise of an Option.

27.36.              “Restricted Share Unit” means an award granted pursuant to Section 9 of the Plan.

27.37.              “SEC” means the United States Securities and Exchange Commission.

27.38.              “Securities Act” means the United States Securities Act of 1933, as amended.

27.39.              “Service” shall mean service as an Employee, Consultant and Director, to the Company or a Parent, Subsidiary, Related Entity or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of sick leave or any other leave of absence approved by the Company, if (a) such leave is for a period of not more than 90 days, or (b) reemployment upon the expiration of such leave is guaranteed by contract or statute, or (c) formal policy adopted from time to time by the Company’s Board and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification to vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary, Related Entity or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. An employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

27.40.              “Shares” means shares of Class B ordinary shares of the Company, par value US$0.001, and the shares of any successor entity.

27.41.              “Share Appreciation Right” means an award granted pursuant to Section 8 of the Plan.

27.42.              “Share Bonus Award” means an award granted pursuant to Section 7 of the Plan.

27.43.              “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

27.44.              “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

27.45.              “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).